Exhibit 99.1
Genpact Reports Second Quarter 2023 Results
Total revenue of $1.106 billion, Up 2% (3% constant currency)1,2
Data-Tech-AI services revenue of $501 million, Up 2% (3% constant currency) 1,2
Digital Operations services revenue of $605 million, Up 1% (2% constant currency)1
Diluted EPS of $0.63, Up 66%; Adjusted Diluted EPS3 of $0.72, Up 3%

NEW YORK, August 9, 2023 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced financial results for the second quarter ended June 30, 2023.

“Our strong bookings momentum continued during the second quarter. We currently expect 2023 full-year bookings growth of 25% to 30% driven by large deal and new logo wins. This positions us for strong top-line growth in 2024 and beyond. Along with a great bookings quarter, our adjusted operating income margin, adjusted diluted EPS, and cash flow from operations all exceeded our expectations,” said “Tiger” Tyagarajan, Genpact’s President and CEO. “Cost reduction and digital transformation continue to remain high priorities for our clients, who are increasingly turning to us to help accelerate their data journeys, paving the way for us to deliver more value to them through AI-augmented, end-to-end services.

Key Financial Highlights – Second Quarter 2023
•Total revenue was $1.106 billion, up 2% year-over-year (3% constant currency).1,2
•Revenue from Data-Tech-AI services was $501 million, up 2% year-over-year (3% constant currency),1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $605 million, up 1% year-over-year (2% constant currency),1 representing 55% of total revenue.
•Net income was $116 million, up 62% year-over-year, with a corresponding margin of 10.5%.
•Income from operations was $157 million, up 43% year-over-year, with a corresponding margin of 14.2%. Adjusted income from operations was $186 million, up 2% year-over-year, with a corresponding margin of 16.8%.4,5
•Diluted earnings per share was $0.63, up 66% year-over-year, and adjusted diluted earnings per share3 was $0.72, up 3% year-over-year.
•Cash generated from operations was $171 million, up from $102 million in the second quarter of 2022.
•Genpact repurchased approximately 3.2 million of its common shares during the quarter for total consideration of approximately $120 million at an average price per share of $37.68.

1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI services in the second quarter of 2022 included $5 million of revenue associated with a business previously classified as held for sale.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Income from operations and diluted earnings per share in the second quarter of 2022 included a $39 million restructuring charge related to lease impairment charges and employee severance costs as well as a $7 million loss incurred on the sale of a business previously classified as held for sale. These items were excluded from adjusted income from operations and adjusted diluted earnings per share in the second quarter of 2022. Income from operations and diluted earnings per share in the second quarter of 2023 include a $5 million gain on the termination of a lease which was impaired as part of the restructuring charge taken in the second quarter of 2022. This gain is therefore excluded from adjusted income from operations and adjusted diluted earnings per share in the second quarter of 2023.
5 Adjusted income from operations margin in the second quarter of 2022 was derived by adjusting total revenue to exclude $5 million of revenue associated with a business previously classified as held for sale.

Full Year 2023 Outlook

Genpact now expects:
•Total revenue in the range of $4.59 billion to $4.64 billion, up 5.0% to 6.0% year-over-year, or 5.5% to 6.5% year-over-year on a constant currency basis, compared to the prior full-year outlook in the range of $4.64 billion to $4.71 billion, up 6.0% to 7.5% year-over-year, or 6.5% to 8.0% on a constant currency basis.1

•Adjusted diluted EPS6 in the range of $2.91 to $2.94, compared to the prior range of $2.92 to $2.99.

Genpact continues to expect:

•Adjusted income from operations7 margin of approximately 16.8%.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 9, 2023 to discuss the company’s performance for the second quarter ended June 30, 2023. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.
6 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
7 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients' businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 115,000+ team is passionate in its relentless pursuit of a world that works better for people.
Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2023, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to general economic conditions, any deterioration in the global economic environment and its impact on our clients, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, the economic and other impacts of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa
+1 (718) 561-9843
siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2022	As of June 30, 2023
Assets
Current assets
Cash and cash equivalents	$646,765	$491,308
Accounts receivable, net of allowance for credit losses of $20,442 and $25,520 as of December 31, 2022 and June 30, 2023, respectively	994,755	1,007,675
Prepaid expenses and other current assets	137,972	249,126
Total current assets	$1,779,492	$1,748,109

Property, plant and equipment, net	180,758	179,803
Operating lease right-of-use assets	198,366	179,069
Deferred tax assets	135,483	131,440
Intangible assets, net	89,715	70,537
Goodwill	1,684,196	1,685,331
Contract cost assets	216,670	193,787
Other assets, net of allowance for credit losses of $3,198 and $3,345 as of December 31, 2022 and June 30, 2023, respectively	304,134	294,264
Total assets	$4,588,814	$4,482,340

Liabilities and equity
Current liabilities
Short-term borrowings	$151,000	$103,000
Current portion of long-term debt	26,136	26,144
Accounts payable	35,809	41,956
Income taxes payable	45,306	93,692
Accrued expenses and other current liabilities	791,007	615,799
Operating leases liability	54,063	50,852
Total current liabilities	$1,103,321	$931,443

Long-term debt, less current portion	1,249,153	1,236,665
Operating leases liability	190,398	163,672
Deferred tax liabilities	4,176	3,791
Other liabilities	215,608	213,905
Total liabilities	$2,762,656	$2,549,476

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 182,924,416 and 181,318,104 issued and outstanding as of December 31, 2022 and June 30, 2023, respectively	1,823	1,807
Additional paid-in capital	1,777,453	1,831,425
Retained earnings	780,007	800,964
Accumulated other comprehensive income (loss)	(733,125)	(701,332)
Total equity	$1,826,158	$1,932,864

Total liabilities and equity	$4,588,814	$4,482,340

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023
Net revenues	$1,089,147	$1,105,524	$2,157,590	$2,194,843
Cost of revenue	714,256	715,484	1,400,218	1,434,562
Gross profit	$374,891	$390,040	$757,372	$760,281
Operating expenses:
Selling, general and administrative expenses	233,096	229,426	470,392	445,911
Amortization of acquired intangible assets	10,895	8,257	22,201	16,512
Other operating (income) expense, net	21,217	(4,963)	21,220	(4,574)
Income from operations	$109,683	$157,320	$243,559	$302,432
Foreign exchange gains (losses), net	1,142	1,763	5,445	723
Interest income (expense), net	(11,204)	(12,138)	(23,292)	(21,765)
Other income (expense), net	(4,258)	3,425	(4,667)	7,455
Income before income tax expense	$95,363	$150,370	$221,045	$288,845
Income tax expense	23,693	34,118	53,196	66,492
Net income	$71,670	$116,252	$167,849	$222,353
Earnings per common share
Basic	$0.39	$0.63	$0.91	$1.21
Diluted	$0.38	$0.63	$0.89	$1.19
Weighted average number of common shares used in computing earnings per common share
Basic	184,418,350	183,230,252	185,028,063	183,512,828
Diluted	187,865,653	185,825,117	188,712,029	186,705,697

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months ended June 30,
	2022	2023
Operating activities
Net income	$167,849	$222,353
Adjustments to reconcile net income to net cash provided by/(used for) operating activities:
Depreciation and amortization	47,869	36,845
Amortization of debt issuance costs	1,256	978
Amortization of acquired intangible assets	22,201	16,512
Write-down of intangible assets and property, plant and equipment	1,377	—
Write-down of operating right-of-use assets and other assets	20,307	—
Loss on the sale of the business classified as held for sale	—	802
Allowance for credit losses	482	6,521
Unrealized gain on revaluation of foreign currency asset/liability	(3,685)	(2,249)
Stock-based compensation expense	35,692	41,536
Deferred tax expense (benefit)	552	(2,957)
Others, net	321	1,147
Change in operating assets and liabilities:
Increase in accounts receivable	(139,653)	(26,891)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(28,935)	(62,006)
Increase in accounts payable	5,246	5,742
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(171,405)	(150,087)
Increase in income taxes payable	28,578	49,136
Net cash provided by/(used for) operating activities	$(11,948)	$137,382
Investing activities
Purchase of property, plant and equipment	(26,943)	(24,033)
Payment for internally generated intangible assets (including intangibles under development)	(2,126)	(1,705)
Proceeds from sale of property, plant and equipment	43	17
Payment for business acquisitions, net of cash acquired	—	(682)
Payment for divestiture of business	—	(19,510)
Net cash used for investing activities	$(29,026)	$(45,913)
Financing activities
Repayment of finance lease obligations	(6,018)	(6,856)
Repayment of long-term debt	(367,000)	(13,250)
Proceeds from short-term borrowings	250,000	148,000
Repayment of short-term borrowings	—	(196,000)
Proceeds from issuance of common shares under stock-based compensation plans	8,446	31,928
Payment for net settlement of stock-based awards	(44,521)	(18,317)
Payment of earn-out consideration	—	(2,399)
Dividend paid	(46,069)	(50,286)
Payment for stock repurchased and retired (including expenses related to stock repurchased)	(152,069)	(150,548)
Net cash used for financing activities	$(357,231)	$(257,728)
Net decrease in cash and cash equivalents	(398,205)	(166,259)
Effect of exchange rate changes	(40,877)	10,802
Cash and cash equivalents at the beginning of the period	899,458	646,765
Cash and cash equivalents at the end of the period	$460,376	$491,308
Supplementary information
Cash paid during the period for interest	$23,168	$22,550
Cash paid during the period for income taxes, net of refund	$78,592	$66,819

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016, Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact (a) initiated restructuring measures and, as a result, recorded a charge related to i) right-of-use lease assets and other assets related to certain abandoned leased office properties and ii) employee severance costs resulting from a focused reduction in Genpact's workforce and (b) approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. During the second quarter of 2023, the Company terminated a lease for office property which was fully impaired as part of a restructuring in the second quarter of 2022, as discussed above, and recorded a gain on such lease termination as restructuring income in the second quarter of 2023. Genpact’s management believes that excluding these restructuring charges, the loss on the sale of the business previously classified as held for sale, the revenues and expenses associated with such business, and the gain on the lease termination in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2022 and 2023:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023
Net income	$71,670	$116,252	$167,849	$222,353
Foreign exchange (gains) losses, net	(1,142)	(1,763)	(5,445)	(723)
Interest (income) expense, net	11,204	12,138	23,292	21,765
Income tax expense	23,693	34,118	53,196	66,492
Stock-based compensation expense	20,442	21,832	35,692	41,536
Amortization and impairment of acquired intangible assets	10,891	8,257	22,193	16,400
Restructuring (income) expense	38,815	(4,874)	38,815	(4,874)
Operating loss from the business classified as held for sale	7,222	—	7,222	1,201
Loss on the sale of business classified as held for sale	—	—	—	802
Adjusted income from operations	$182,795	$185,960	$342,814	$364,952
Net income margin	6.6%	10.5%	7.8%	10.1%
Adjusted income from operations margin	16.9%	16.8%	15.9%	16.6%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023
Income from operations	$109,683	$157,320	$243,559	$302,432
Stock-based compensation expense	20,442	21,832	35,692	41,536
Amortization and impairment of acquired intangible assets	10,891	8,257	22,193	16,400
Other income (expense), net	(4,258)	3,425	(4,667)	7,455
Restructuring (income) expense	38,815	(4,874)	38,815	(4,874)
Operating loss from the business classified as held for sale	7,222	—	7,222	1,201
Loss on the sale of business classified as held for sale	—	—	—	802
Adjusted income from operations	$182,795	$185,960	$342,814	$364,952
Income from operations margin	10.1%	14.2%	11.3%	13.8%
Adjusted income from operations margin	16.9%	16.8%	15.9%	16.6%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023
Diluted EPS	$0.38	$0.63	$0.89	$1.19
Stock-based compensation expense	0.11	0.12	0.19	0.22
Amortization and impairment of acquired intangible assets	0.06	0.04	0.12	0.09
Restructuring (income) expense	0.21	(0.03)	0.21	(0.03)
Operating loss from the business classified as held for sale	0.04	—	0.04	0.01
Loss on the sale of business classified as held for sale	—	—	—	0.00
Tax impact on stock-based compensation expense	(0.02)	(0.03)	(0.06)	(0.07)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.03)	(0.02)
Tax impact on restructuring income (expense)	(0.05)	0.01	(0.05)	0.01
Tax impact on operating loss from the business classified as held for sale	(0.01)	—	(0.01)	(0.00)
Tax impact on loss on the sale of business classified as held for sale	—	—	—	(0.00)
Adjusted diluted EPS	$0.70	$0.72	$1.30	$1.40

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2023:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2023
Net income margin	9.9%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.3%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Estimated restructuring (income) expense	(0.1)%
Estimated operating loss and loss on sale from the business classified as held for sale	0.0%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Year ending December 31, 2023
Income from operations margin	14.1%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Estimated other income (expense), net	0.2%
Estimated restructuring (income) expense	(0.1)%
Estimated operating loss and loss on sale from the business classified as held for sale	0.0%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2023
	Lower	Upper
Diluted EPS	$2.45	$2.48
Estimated stock-based compensation expense	0.48	0.48
Estimated amortization and impairment of acquired intangible assets	0.17	0.17
Estimated restructuring (income) expense	(0.02)	(0.02)
Estimated operating loss and loss on sale from the business classified as held for sale	0.01	0.01
Estimated tax impact on stock-based compensation expense	(0.13)	(0.13)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Estimated tax impact on restructuring income (expense)	0.00	0.00
Estimated tax impact on operating loss and loss on sale from the business classified as held for sale	(0.00)	(0.00)
Adjusted diluted EPS	$2.91	$2.94

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.